EXHIBIT 10.4


[PETROGEN LOGO APPEARS HERE] PETROGEN


                                                               September 3, 2003

THE ADAMS FEE PROPERTIES, INC. (AFPI)
______________________________
1609 North L Street,
Midland, Texas 79701
Attention: Mr. Gary Garlitz

Dear Gary,
Re: MEMORANDUM OF UNDERSTANDING WITH PETROGEN INTERNATIONAL LTD. (Petrogen)

Thank you very much for taking the time to speak with Bill Kerrigan and myself this past week during our visit with you and Jane at your home in Midland; we greatly appreciate your consideration in regard to Petrogen's interest to develop the Adams Ranch prospect as described in our Memorandum of Understanding
(MOU) of August 4th, 2003.

This letter is to advise you that Petrogen is electing to proceed with the development of the Lease as per the terms set forth in the MOU, as well as those other terms as we discussed during our visit with you last week.

We have included a list of those items we discussed in our meeting with you for your review and approval as follows:

     1. Petrogen will drill the first deep test to the Ellenberger formation on or before January 1st, 2004; this deep test earns Petrogen the right to fully develop the property as follows:

           a) all deep wellbore locations available upon the entire 9,000 acre prospect
           b) all  shallow  wellbore  locations  over the area of 2,900 acres

     2. AFPI agrees to deliver to Petrogen a 100% working interest (WI) - 75% net revenue interest (NRI) lease and merchantable title on the Property on a well-by-well basis.

     3. Petrogen will convey a 15% Carried Working Interest "through the tanks" to AFPI upon every wellbore drilled.

     4. Petrogen will convey an additional 10% Carried Working Interest "through the tanks" to AFPI upon every wellbore drilled after it each said wellbore has generated $500,000.00 of revenues to the benefit of Petrogen.

     5. Petrogen will drill no less than four (4) deep wells per year on the property to retain its right to continue deep well developments upon the property.

     6. Petrogen will drill no less than four (4) shallow wells per year on the property to retain its right to continue shallow well developments upon the property.

     7. It is agreed between AFPI and Petrogen that there are as many as two horizons within all of the potential shallow wellbore locations that may produce marketable quantities of hydrocarbons. To that end, Petrogen must produce hydrocarbons from one of or both of those horizons within the designated wellbore spacing unit upon the same on the following schedule:

           a) production from horizon 1: wellbore spacing unit is held by production for the life of the well.
           b) production from horizon 2: the same wellbore spacing unit held by production from horizon 1 shall only be available to Petrogen to produce potential hydrocarbons from horizon 2, if said production from horizon 2 commences within one (1) calendar year after production


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              has commenced from horizon 1. Wellbore  spacing unit respective of horizon 2 is held by production for the life of the well thereafter.

           c) If Petrogen does not produce hydrocarbons from horizon 2 within the specified time periods as noted, it shall lose its right to produce from horizon 2, allowing AFPl the right to convey the lease for horizon 2 upon that wellbore spacing unit to a third party of its choosing.

     8. It is agreed between AFPI and Petrogen that there are as many as three horizons within all of the potential deep wellbore locations that may produce marketable quantities of hydrocarbons. To that end, Petrogen must produce hydrocarbons from one of, two of or all three of those horizons within the designated wellbore spacing unit upon the same on the following schedule:

           a) production from horizon 1: wellbore spacing unit is held by production
           b) production from horizon 2: the same wellbore spacing unit held by production from horizon 1 shall only be available to Petrogen to produce potential hydrocarbons from horizon 2, if said production from horizon 2 commences within one (1) calendar year after production has commenced from horizon 1. Wellbore spacing unit respective of horizon 2 is held by production for the life of the well thereafter.
           c) Production from horizon 3: the same wellbore spacing unit held by production from horizon 2 shall only be available to Petrogen to produce potential hydrocarbons from horizon 3, if said production from horizon 3 commences within one (1) calendar year after production has commenced from horizon 2. Wellbore spacing unit respective of horizon 3 is held by production for the life of the well thereafter.
           d) If Petrogen does not produce hydrocarbons from horizon 2 or 3 within the specified time periods as noted, it shall lose its right to produce from horizon 2 or 3, allowing AFPI the right to convey the lease for horizon 2 and/or 3 upon that wellbore spacing unit to a third party of its choosing.

     9. The size of all wellbore spacing units as noted shall be designated by the Texas Railroad Commission.

If the details listed herein meet with your approval, please indicate so with your signature in the space provided below and return by facsimile to 604-605-1139 at your earliest convenience. At such time of receipt of your signed approval, we shall instruct our attorney's to commence drafting the formal agreement for your review as soon as practicable thereafter.

Kind regards,                     Agreed to and accepted on September 3, 2003 by

Petrogen, Inc.                         _________________________________________
Sacha H. Spindler                      Adams Fee Properties, Inc. - Gary Garlitz
President, CEO